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North Valley Bancorp Reports Record Earnings for the Year and Quarter Ending
December 31, 2001

January 31, 2002 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a multi-bank holding company with $595 million in assets, today reported results for the twelve months and three months ending December 31, 2001. North Valley Bancorp ("the Company") is the parent company for North Valley Bank ("NVB") and Six Rivers Bank ("SRB").

         The Company reported net income for the year ended December 31, 2001 of $6,666,000 or $1.23 per diluted share compared to $3,088,000 or $0.53 per diluted share for the previous year. The Company's core earnings, which represent net income after tax excluding merger and integration costs and other nonrecurring charges and gains, were $6,696,000, or $1.23 per diluted share for the year ended December 31, 2001. This compares to core earnings of $5,745,000 or $0.99 per diluted share for the year ended 2000. The 2001 net non-core charges of $52,000 ($31,000 after-tax) consist (on a pre-tax basis) of merger and integration costs of $358,000, severance charges of $141,000 and nonrecurring gains of $447,000. The nonrecurring gain represented the final premium payment for the required divestiture of the SRB Weaverville branch. For the year ended December 31, 2000, net non-core charges of $3,468,000 ($2,657,000 after-tax) consist (on a pre-tax basis) of $3,169,000 in merger and integration charges, $702,000 in other charges stemming from the merger, nonrecurring gains of $1,138,000 due to the demutualization of life insurance holdings and a loss on the sale of securities of $735,000 incurred to raise liquidity for the branch divestiture related to the merger.

         The Company reported net income for the quarter ended December 31, 2001 of $1,907,000 or $0.40 per diluted share compared to a net loss of $1,163,000 or $0.20 per diluted share for the comparable period in 2000. Core earnings for the three months ended December 31, 2001 were $1,689,000 or $0.35 per diluted share compared to $1,441,000 or $0.25 per diluted share for the fourth quarter of 2000. The fourth quarter 2001 net non-core income of $306,000 ($217,000 after-tax) consist (on a pre-tax basis) of severance charges of $141,000 and nonrecurring gains of $447,000. The nonrecurring gain represented the final premium payment for the required divestiture of the SRB Weaverville branch. For the quarter ended December 31, 2000, net non-core charges of $3,188,000 ($2,604,000 after-tax) consist (on a pre-tax basis) of $2,489,000 in merger and integration charges, $702,000 in other charges stemming from the merger, and a nonrecurring loss of $258,000 on the sale of securities incurred to raise liquidity for the branch divestiture.

         Net interest income, the difference between interest earned on loans and investments and interest paid on deposits and borrowings, increased $605,000 or 2.5% over 2000. Driving this increase in net interest income were increases in average outstanding loans of $35,359,000 or 10.3% and an increase in total average deposits of $30,485,000 or 6.6% over 2000 levels. "All financial institutions were challenged this year to maintain their net interest margins in response to the eleven interest rate cuts imposed by the Federal Reserve over the course of 2001. North Valley Bancorp has been able to maintain a relatively stable net interest margin which was 5.13% in 2000 and 5.02% in 2001," stated Ed Czajka, Chief Financial Officer.

         Non-interest income, excluding nonrecurring gains and losses on a pre-tax basis of $447,000 in 2001 and $403,000 in 2000, increased by $1,936,000 or 29.9% in 2001 compared to 2000 primarily due to service charges on deposit accounts which increased from $4,493,000 in 2000 to $5,627,000 in 2001, an increase of $1,134,000 or 25.2%. Since the inception of the Company's "Positively Free Checking" program, a Company-wide deposit-gathering promotion that began in March of 2000 at NVB and in October of 2000 at SRB, the number of checking accounts has grown significantly driving the increases in service charge income.

         Noninterest expenses, excluding merger and integration and other nonrecurring costs on a pre-tax basis of $499,000 in 2001 and $3,871,000 in 2000, totaled $21,592,000 for the year ended December 31, 2001 compared to $20,595,000 for 2000 which is an increase of $997,000 or 4.8%. This was mainly due to salary and benefits expense which increased from $10,205,000 in 2000 to $11,394,000 in 2001, an increase of $1,189,000 or 11.7%. $292,000 of this increase was due to long-term salary continuation plan expense and was offset by an increase of $489,000 in earnings on the cash surrender value of certain life insurance policies purchased to fund the plan which is included in other non-interest income

         Credit quality remained a strength for the Company during 2001. Nonperforming loans increased to $1,715,000, or 0.43% of total loans at December 31, 2001, compared to $1,341,000, or 0.36% of total loans at December 31, 2000. The allowance for loan losses at December 31, 2001 was $5,786,000 or 1.46% of total loans compared to $4,964,000 or 1.34% of total loans at December 31, 2000. The ratio of net charge-offs to average loans outstanding declined significantly to 0.14% at December 31, 2001 from 0.38% for the previous year. "Despite the challenging economic environment we are currently in, nonperforming loans relative to total loans only increased from 0.36% at December 31, 2000 to 0.43% as of December 31, 2001. We continue to believe that credit quality is still a strength for North Valley Bancorp. Our ratio of nonperforming loans to total loans of 0.43% compares very favorably to our peer group and with our charge-off ratio at 0.14% of total loans, we are well-positioned with our allowance coverage at 1.46%." stated Mike Cushman, President & CEO.

         "Our Company continues to strengthen its market position with the continued growth of our Positively Free Checking program throughout the five counties we serve," stated Mr. Cushman. "We have made some organizational changes to our Six Rivers Bank subsidiary in the fourth quarter of 2001 which we feel will allow for more growth and better earnings performance for SRB. We have a tremendous opportunity to grow our market share in the markets that SRB serves and these changes will allow for that expansion. 2001 was a year of tremendous change for our organization. We completed the integration of SRB and enhanced shareholder value by restructuring the capital base of North Valley Bancorp by issuing $10.0 million in trust preferred securities and using the proceeds to retire 1,188,500 shares of NOVB common stock. We will continue to look for opportunities to deploy our capital resources to achieve returns on equity in excess of 15%. This continues to be our key strategic objective."

Outlook for 2002

         The outlook for the Company for 2002 is for continued loan growth but at a slower pace than in 2001. Deposit growth, fueled by the Positively Free Checking program should continue in 2002 but also at lower levels than those achieved in 2001. The Positively Free Checking program will also generate growth in fee income as well. "One of our key internal objectives for 2002 will be a conversion of our core bank processing system to gain efficiencies to some of our back-office processes as well as increase our ability to effectively serve our customers. Credit quality and capital management will remain two of our key objectives for 2002 as they were for 2001," stated Mr. Cushman.

         The Company is looking for the following performance in 2002:

o    Loan growth in the range of 6% - 10%
o    Deposit growth of 8% - 12%
o    ROA greater than 1.20%
o    ROE greater than 15%
o    Core EPS growth greater than 16%

         North Valley Bancorp is a multi-bank holding company headquartered in Redding, California. North Valley Bank operates eleven commercial banking offices in Shasta and Trinity Counties in Northern California including two in-store supermarket branches and a Business Banking Center. Six Rivers Bank operates seven commercial banking offices in Humboldt, Del Norte, and Mendocino Counties. North Valley Bancorp, through its two subsidiary banks, offers a wide range of consumer and business banking products and services. In addition to depository services, North Valley Bank and Six Rivers Bank engage in a full complement of lending activities including consumer, commercial and real estate loans, with particular emphasis on short and medium term loans and installment loans through the Dealer Finance Division. NVB has SBA Preferred Lender status, and both Banks provide investment services to their customers through an affiliated relationship.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties

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

which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:
Michael J. Cushman                       or    Edward J. Czajka
President & Chief Executive Officer            Executive Vice President & Chief
(530) 226-2900    Fax: (530) 221-4877          Financial Officer


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

                       North Valley Bancorp & Subsidiaries
                         Condensed Statements of Income
                 (Dollars in thousands except per share amounts)
                                   (Unaudited)


                                                        Year ended December 31,     Quarter ended December 31,
                                                           2001          2000           2001          2000
                                                       ------------------------------------------------------

INTEREST INCOME
  Loans and leases including fees                      $    32,671   $    31,077    $     7,950   $     8,265
Investment Securities
    Taxable                                                  4,835         6,200          1,397         1,385
    Exempt from federal taxes                                1,631         1,834            374           494
  Federal funds sold                                           674           855            153           115
                                                       ------------------------------------------------------
Total interest income                                       39,811        39,966          9,874        10,259
INTEREST EXPENSE
Deposits                                                    14,551        15,598          2,980         4,119
Other borrowings                                               924           637            461           132
                                                       ------------------------------------------------------
Total Interest Expense                                      15,475        16,235          3,441         4,251

NET INTEREST INCOME                                         24,336        23,731          6,433         6,008

PROVISION FOR LOAN AND LEASE LOSSES                          1,370         1,670            430           350
NET INTEREST INCOME AFTER PROVISION
  FOR LOAN AND LEASE LOSSES                                 22,966        22,061          6,003         5,658

NONINTEREST INCOME:
  Service charges on deposit accounts                        5,627         4,493          1,503         1,348
  Other fees and charges                                     1,127         1,094            258           118
  Gain on sale of loans                                          4            45              4            (7)
  Gain (loss) on sale or calls of securities                    19          (731)             6          (717)
  Gain on demutualization of life insurance holdings            --         1,138             --           455
  Other                                                      2,075           833          1,011           532
                                                       ------------------------------------------------------
Total noninterest income                                     8,852         6,872          2,782         1,729

NONINTEREST EXPENSES
Salaries and employee benefits                              11,394        10,205          3,115         2,787
Occupancy expense                                            1,274         1,423            346           449
Equipment expense                                            1,483         1,748            374           835
Merger and integration expense                                 358         3,169             --         2,489
Other                                                        7,581         7,691          2,116         2,241
                                                       ------------------------------------------------------
Total noninterest expenses                                  22,091        24,236          5,951         8,801

INCOME BEFORE PROVISION FOR
INCOME  TAXES                                                9,728         4,697          2,834        (1,414)

PROVISION FOR INCOME TAXES                                   3,062         1,609            927          (251)

NET INCOME                                                   6,666         3,088          1,907        (1,163)

EARNINGS PER SHARE:
  Basic                                                $      1.25   $      0.53    $      0.41   $     (0.20)
  Diluted                                              $      1.23   $      0.53    $      0.40   $     (0.20)

Weighted Average Shares Outstanding
Basic                                                    5,321,767     5,793,764      4,683,953     5,797,000
Diluted                                                  5,433,462     5,831,515      4,792,960     5,871,000

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

                      North Valley Bancorp and Subsidiaries
                             Condensed Balance Sheet
                  (Dollars in thousands, except share amounts)
                                   (Unaudited)


ASSETS                                                                         31-Dec-01    31-Dec-00     $ Change   % Change
                                                                               ----------------------------------------------

Cash and due from banks                                                        $  26,575    $  27,428    ($    853)     -3.1%
Federal funds sold                                                                19,800        1,300       18,500    1423.1%
Interest-bearing deposits in other financial institutions                          2,289        1,706          583      34.2%

Securities:
  Available for sale, at fair value                                              111,626       78,124       33,502      42.9%
  Held to maturity, at amortized cost                                              1,455       25,811      (24,356)    -94.4%
  FHLB & FRB Stock and other securities                                            2,212        2,155
Loans and leases net of allowance
  for loan and lease losses and deferred loan fees                               391,022      364,659       26,363       7.2%
Premises and equipment, net of accumulated
  Depreciation and amortization                                                   10,294        9,623          671       7.0%
Other real estate owned                                                              287          341          (54)    -15.8%
Core deposit and other intangibles, net                                            3,252        3,451         (199)     -5.8%
Accrued interest receivable & other assets                                        26,161       25,623          538       2.1%
                                                                               ----------------------------------------------
TOTAL ASSETS                                                                   $ 594,973    $ 540,221    $  54,752      10.1%


LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Deposits:
  Noninterest-bearing demand deposits                                          $  94,719    $  67,863       26,856      39.6%
  Interest-bearing deposits                                                      419,559      392,428       27,131       6.9%
                                                                               ----------------------------------------------
Total deposits                                                                   514,278      460,291       53,987      11.7%
Fed funds purchased, FHLB advances and other borrowed funds                       20,647       17,001        3,646      21.4%
Manditorily redeemable convertible trust preferred
securities of subsidiary grantor trust                                            10,000           --       10,000     100.0%
Accrued interest and other liabilities                                             6,370        8,072       (1,702)    -21.1%
                                                                               ----------------------------------------------
Total liabilities                                                                551,295      485,364       65,931      13.6%


STOCKHOLDERS' EQUITY:
Preferred stock, no par value: authorized 5,000,000 shares: none outstanding
Common stock, no par value:  authorized 20,000,000
  shares, outstanding  4,651,056 and 5,805,416 at
  December 31, 2001 and 2000                                                      24,538       30,301       (5,763)    -19.0%
Retained Earnings                                                                 18,383       24,729       (6,346)    -25.7%
Accumulated other comprehensive income (loss), net of tax                            757         (173)         930    -537.6%

Total stockholders' equity                                                        43,678       54,857      (11,179)    -20.4%
                                                                               ----------------------------------------------

Total Liabilities & Stockholders' Equity                                       $ 594,973    $ 540,221    $  54,752      10.1%

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

                      North Valley Bancorp and subsidiaries
                             (Dollars in thousands)
                                   (Unaudited)


                                    FINANCIAL RATIOS:            For the year ended December 31,
                                                                   2001                 2000
                                                                 ---------            ---------
                  Return on average assets (Reported)                1.18%                0.58%
                      Return on average assets (Core)                1.19%                1.08%
                  Return on average equity (Reported)               13.11%                5.82%
                      Return on average equity (Core)               13.17%               10.83%
                          Efficiency ratio (Reported)               66.56%               79.19%
                              Efficiency ratio (Core)               65.95%               67.98%
                                  Net interest margin                5.02%                5.13%
                     Average equity to average assets                9.04%               10.00%

                 ALLOWANCE FOR LOAN AND LEASE LOSSES:
                            Balance beginning of year            $134,964             $  4,606
                            Provision for loan losses               1,370                1,670
                                      Net charge offs                 548                1,312

                                Balance end of period            $  5,786             $  4,964



                                                               December 31,          December 31,
                                                                   2001                  2000
                                NONPERFORMING ASSETS:
                               Total nonaccrual loans            $    867             $    780
            Loans 90 days past due and still accruing                 848                  561

                            Total nonperforming loans            $  1,715             $  1,341
                              Other real estate owned                 287                  341

                           Total nonperforming assets            $  2,002             $  1,682

                Nonaccrual loans to total gross loans                0.22%                0.21%
             Nonperforming loans to total gross loans                0.43%                0.36%
           Total nonperforming assets to total assets                0.34%                0.31%

     Allowance for loan losses to nonperforming loans              337.38%              370.17%
       Allowance for loan losses to total gross loans                1.46%                1.34%
    Allowance for loan losses to nonperforming assets              289.01%              295.12%
Ratio of net charge-offs to average loans outstanding                0.14%                0.38%


                                    Total Gross Loans             396,808              369,623
                                         Total Assets             594,973              540,221
                            Average Loans Outstanding             378,190              342,831
                                       Average Assets             562,802              530,806
                                       Average Equity              50,850               53,060

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